Exhibit 99.1

Investor Presentation June 2026

2 Basis of Presentation This presentation (together with oral statements made in connection herewith, the "Presentation Materials") are provided for informational purposes only and have been prepared to assist interested parties in a proposed private placement in making their own evaluation with respect to an investment in connection with the business combination among Air Water Ventures Holdings Limited ("Air Water" or "Company"), Air Water Ventures Limited ("PubCo"), Inflection Point Acquisition Corp. III ("Inflection Point") and the other parties thereto, and related transactions (the "Business Combination") and for no other purpose. By accepting, reviewing or reading these Presentation Materials, you will be deemed to have agreed to the obligations and restrictions set out below. If these Presentation Materials have been received in error they must be returned immediately to Air Water or Cantor Fitzgerald & Co. No Offer or Solicitation These Presentation Materials and any oral statements made in connection with these Presentation Materials do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. These Presentation Materials do not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act") or an exemption therefrom. The dissemination, receipt and/or communication of this presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. These Presentation Materials are not directed to or intended for distribution, or transfer, either directly or indirectly to, or use by, any person or entity that is a citizen or resident or located in any locality, state, country or jurisdiction where such distribution, transfer, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction. Recipients of this presentation should inform themselves about and comply with all applicable laws, regulations and legal requirements in their respective jurisdiction(s), and Air Water does not accept any liability whatsoever to any person or otherwise in relation thereto. Neither the U.S. Securities and Exchange Commission (the "SEC") nor any other regulatory authority of any state or other jurisdiction of the United States has approved or disapproved of an investment in the securities or passed on the accuracy or adequacy of the contents of this presentation. Any representation to the contrary is a criminal offence in the United States. This presentation is directed at (i) persons outside the United Kingdom, or, if this presentation is intended for distribution in the United Kingdom, (ii) solely to (a) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"); (b) members or creditors of a corporate body within the meaning of Article 43 of the Order; (c) those persons falling within Article 49(2)(a) to (d) of the Order; or (d) those persons to whom it can otherwise be distributed without contravention of Article 21 of the Financial Services and Markets Act 2000 or to whom it may otherwise lawfully be distributed (each, a "relevant person"). This presentation is not directed at and must not be acted or relied upon by persons other than relevant persons. Any investment or investment activity to which this presentation refers or otherwise relates is directed at and only available to (i) relevant persons in the United Kingdom, and, (ii) "qualified investors" within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/71/EC) in any member state of the European Economic Area. No Representations and Warranties No representations or warranties, express, implied or statutory, are given in, or in respect of, these Presentation Materials, and no person may rely on the information contained in these Presentation Materials. Any data on past performance or modeling contained herein is not an indication as to future performance. This data is subject to change. Each recipient agrees and acknowledges that these Presentation Materials are not intended to form the basis of any investment decision by such recipient and do not constitute investment tax or legal advice. Recipients of these Presentation Materials are not to construe its contents, or any prior or subsequent communications from or with Inflection Point, Air Water, PubCo or their respective representatives as investment legal or tax advice. Each recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding these Presentation Materials. In addition, these Presentation Materials do not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Air Water or the Business Combination. Recipients of these Presentation Materials should each make their own evaluation of Air Water, and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Inflection Point, Air Water and PubCo assume no obligation to update the information in these Presentation Materials. Each recipient also acknowledges and agrees that the information contained in these Presentation Materials (i) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of these Presentation Materials. To the fullest extent permitted by law, in no circumstances will Air Water, Inflection Point or PubCo or any of their respective subsidiaries, stockholders, affiliates, representatives, planers, directors, officers, employee, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of these Presentation Materials, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith. These Presentation Materials discuss trends and markets that Air Water's leadership team believes will impact the development and success of Air Water based on its current understanding of the marketplace and each recipient acknowledges this information is preliminary in nature and subject to change. Industry and Market Data Industry and market data used in these Presentation Materials, including information about Air Water's total addressable market, has been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Some data is also based on estimates of Air Water and/or Inflection Point, which are derived from their respective review of internal sources as well as third-party sources including those described above. Neither Inflection Point nor Air Water has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data's accuracy or completeness. Disclaimers

3 Forward Looking Statements Certain statements included in these Presentation Materials are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as "according to estimates," "assume," "believe," "could," "may," "will," "estimate," "continue," "anticipate," "intend," "is of the opinion," "to the knowledge of," "expect," "should," "would," "plan," "project," "forecast," "predict," "potential," "seem," "seek," "future," "outlook," "target" and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the Business Combination and the projected future financial and operational performance of PubCo following the Business Combination; (3) the sources and uses of cash of the Business Combination; (4) the anticipated capitalization and enterprise value of PubCo following the consummation of the Business Combination; (5) statements regarding PubCo's operations following the Business Combination; (6) the amount of redemption requests made by Inflection Point's public shareholders; (7) current and future potential commercial relationships; (8) the ability of PubCo to issue equity or equity-linked securities in the future; and (9) expectations related to the terms and timing of the Business Combination. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) risks relating to the successful implementation of Air Water's business strategy and operational plan; (2) the ability of key personnel to execute Air Water's growth strategy and effectively manage Air Water's operations; (3) the risk that the Business Combination disrupts current plans and operations of Air Water as a result of the consummation of the Business Combination; (4) regulatory or other developments that negatively impact demand for the products and services provided by Air Water; (5) changes in business, market, financial, and/or political conditions, and in applicable laws and regulations; (6) the outcome of any event, change, or other circumstances that could give rise to the termination of negotiations with respect to the Business Combination or the inability to consummate the Business Combination; (7) the outcome of any legal proceedings that may be instituted against Air Water, Inflection Point, their respective affiliates, or others; (8) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; (9) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (10) the risk that the Business Combination disrupts current plans and operations of Air Water or Inflection Point as a result of the consummation of the Business Combination; (11) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things: competition, the ability of the combined company to grow and manage growth profitably, the ability of the combined company to build or maintain relationships with customers and retain its management and key employees, capital expenditures and requirements for additional capital, and timing of future cash flow provided by operating activities; (12) costs related to the Business Combination; (13) estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; and (14) other risks and uncertainties set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in Inflection Point's Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings with the SEC, including the Registration Statement (as defined below) relating to the Business Combination by Inflection Point, Air Water, and/or one or more of their affiliates, and periodic Exchange Act reports filed by Inflection Point with the SEC, such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These statements are based on various assumptions, whether or not identified in these Presentation Materials, and on the current expectations of Inflection Point's and Air Water's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Air Water. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither Inflection Point nor Air Water presently know or that Inflection Point and Air Water currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Inflection Point's and Air Water's expectations, plans or forecasts of future events and views as of the date of these Presentation Materials. Inflection Point and Air Water anticipate that subsequent events and developments will cause Inflection Points' and Air Water's assessments to change. However, while Inflection Point and Air Water may elect to update these forward-looking statements at some point in the future, Inflection Point and Air Water specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Inflection Point's and Air Water's assessments as of any date subsequent to the date of these Presentation Materials. Accordingly, undue reliance should not be placed upon the forward-looking statements. Trademarks These Presentation Materials contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in these Presentation Materials are not intended to, and do not imply, a relationship with Inflection Point or Air Water, an endorsement or sponsorship by or of Inflection Point or Air Water, or a guarantee that Air Water or Inflection Point will work or will continue to work with such third parties. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in these Presentation Materials may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Inflection Point, Air Water, or any third-party will not assert to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights. Financial Information Summarized financial data in this presentation is provided solely for informational purposes, and should not be relied upon for the purpose of making an investment decision or otherwise entering into any transaction whatsoever. Furthermore, the financial information and data contained in these Presentation Materials are unaudited and do not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may be adjusted in or may be presaged differently in any proxy statement or registration statement to be filed by Air Water and PubCo with the SEC. Important Information for Investors and Stockholders In connection with the Business Combination, Inflection Point, Air Water and PubCo have prepared a registration statement on Form F-4, as amended (the "Registration Statement") filed with the SEC by Air Water and PubCo, which includes the preliminary proxy statement to be distributed to Inflection Point's shareholders in connection with Inflection Point's solicitation for proxies for the vote by Inflection Point's shareholders in connection with the Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued by PubCo's security holders in connection with the completion of the Business Combination. After the Registration Statement, as it may be amended, has been declared effective, Inflection Point will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. Inflection Point's shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Inflection Point's solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about Inflection Point, Air Water, PubCo and the Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by Inflection Point, without charge, at the SEC's website located at www.sec.gov or by directing a request to Inflection Point Acquisition Corp. III at 167 Madison Avenue Suite 205 #1017, New York, NY 10016. These Presentation Materials are not a substitute for the Registration Statement or for any other document that Inflection Point and/or Air Water and PubCo may file with the SEC in connection with the Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by Inflection Point through the website maintained by the SEC at http://www.sec.gov. Disclaimers

4 Participants In Solicitation Inflection Point, Air Water, PubCo and their respective directors, executive officers, and other members of management, and consultants, under SEC rules, may be deemed participants in the solicitation of proxies from Inflection Point's shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Inflection Point and/or Air Water is contained in the sections entitled "Beneficial Ownership of PubCo", "Proposal No. 1 — The Business Combination Proposal — Interests of Certain Inflection Point Persons in the Business Combination", and "Proposal No. 1 — The Business Combination Proposal — Interests of Air Water's Directors and Executive Officers" of the Registration Statement, which is available free of charge at the SEC's website at www.sec.gov, and https://www.sec.gov/Archives/edgar/data/2092314/000121390026042592/ea0266470-04.htm. Use of Projections Certain information and conclusions set forth in these Presentation Materials are based on projections, forecasts or other characterizations of future events or circumstances. Actual results may differ materially from those indicated in the forward-looking statements in these Presentation Materials because the realization of those results is subject to many uncertainties, including economic conditions and other factors. Accordingly, each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision. These Presentation Materials contain projected financial information with respect to Air Water, including, without limitation, the expected operating results for Air Water's facility in Hialeah, Florida. Such projected financial information constitutes forward-looking statements and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying Air Water's projected financial information are inherently subject to significant uncertainties and contingencies, many of which are beyond Air Water's control, and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. The inclusion of such information in these Presentation Materials should not be regarded as a representation by any person that the results reflected in such projections will be achieved. None of Air Water's, PubCo's or Inflection Point's independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in these Presentation Materials, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of these Presentation Materials. Changes and Additional Information In Connection with SEC Filings The information in these Presentation Materials has not been reviewed by the SEC and certain information may not comply in certain respects with SEC rules. As a result, the information in the Registration Statement may differ from these Presentation Materials to comply with SEC rules. The Registration Statement will include substantial additional information about Air Water, Inflection Point and PubCo not contained in these Presentation Materials. Once filed, the information in the Registration Statement will update and supersede the information presented in these Presentation Materials. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. All references to the "company," "we," "us" or "our" refer to Air Water and its consolidated entities prior to the Business Combination. The risks presented below are non-exhaustive descriptions of certain of the general risks related to the business of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo and such list is not exhaustive. The list below has been prepared solely for purposes of inclusion in these Presentation Materials and not for any other purpose. You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal auditors concerning the risks presented by the Business Combination. Risks relating to the business of Air Water, the Business Combination and the business of PubCo will be disclosed in future documents filed or furnished by Air Water, Inflection Point or PubCo with the SEC, including the documents filed or furnished in connection with the Business Combination among Air Water, Inflection Point and PubCo. The risks presented in such filings will be continent with SEC filings typically relating to a public company, including with respect to the business and securities of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo, and may differ significantly from, and be more extensive than, those presented below. Disclaimers

5 World Class Beverage Industry Leaders with a Track Record of Major Premium Brand Launches 15 years of experience overseeing finance, treasury, and investor relations at public companies 25 years as a senior executive with extensive international experience across business operations and organizational management 35 years of cross-functional and diverse geographical experience in consumer-packaged goods and manufacturing businesses David Tuerff Chief Financial Officer Ryan Bibbo Chief Operating Officer Pete Carr Chief Executive Officer While at Diageo and Bacardi, Pete and Ryan played a major role in designing and executing the strategy of disruptive premium brands such as Red Bull and Patrón Deep Capital Markets Experience Across IPOs, M&A, and $3B+ of Financing

40 60 80 100 120 04/22 10/22 04/23 10/23 04/24 10/24 04/25 10/25 04/26 $336B $373B $414B $460B 2024 2026 2028 2030 6 1. ... As the Alcoholic Beverage Market Has Been in Secular Decline, the Global Water Market Experiences Steady Growth 1. FactSet as of 4/14/2026. 2. Precedence Research, Bottled Water Market Size, Share, and Trends 2025 to 2034: https://www.precedenceresearch.com/bottled-water-market. A1R Water Targets a Massive, Growing Market with a Sustainable Premium Alternative 58.5 The global bottled water market reached $336B in 2024, and is poised to hit $460B by 2030 with a CAGR of 5.4% Alcoholic beverage companies have experienced sharp declines in share prices in recent years Alcoholic Beverage Company: Indexed Share Price(1) Global Bottled Water Market Size 2024 to 2034(2)

7 1. ... Air-to-Water Technology Is a Disruptive New Category in the Growing Bottled Water Market 1. Transparency Market Research, Atmospheric Water Generator Market: https://www.transparencymarketresearch.com/atmospheric-water-generator-market.html. Population growth is straining finite water supplies Deficient water management systems cannot accommodate escalating demand Government mandates to meet stringent environmental standards – reduce single-use plastics and decrease carbon footprint caused by traditional water transportation methods Increasing freshwater shortages worldwide are prompting the search for alternative water sources Governments and institutions increasingly turn to AWGs to strengthen water security and address shortages 16.3% CAGR (2023-2031) $12.5B By the end of 2031 The Air-to-Water Market Continues to Expand as the Industry Turns to Sustainable, Scalable Alternatives Global Forces Driving Innovation and Adoption The Air-to-Water Market Forecast(1)

Current Water Offerings Have Quality, Distribution, Purity, and Premium Brand Challenges

A1R water

DANONE ONE PLANET. ONE HEALTH (1)

Investing $23M to upgrade its Evian bottling facility and $9.2M to **preserve its Evian, Volvic, Badoit and La Salvetat mineral water sites** in France

VALLEY Spring Water (2)

FDA announced a voluntary recall of more than half a million gallons of bottled water packaged under **"insanitary conditions."** FDA gave the recall the second-highest risk level, Class II.

THE MOUNTAIN VALLEY SPRING WATER (3)

A class action lawsuit claims Mountain Valley Spring Water has been **contaminated with carcinogens**. The lawsuit claims that despite being advertised as "purely sourced" and "free of pollutants," Mountain Valley Spring Water was found to contain **uranium, arsenic and bromoform**.

Poland Spring EST. 1845 (4)(5)

A class action lawsuit alleges Poland Spring bottled water is **not "100% Natural Spring Water"** as advertised since the bottles contain "**alarming levels" of synthetic phthalates and "dangerous levels" of microplastics**. Another lawsuit claimed that Poland Spring is **just common groundwater.**

Nestlé (6)

Nestle has been under investigation by a Paris judicial court since February 2025 for using unauthorized filters in the production of its bottled mineral waters – the **illegal filtration systems are said to mask contamination by bacteria and pesticides**.

1. *The Daily Upside. Danone's Watershed Moment Puts Mineral H20 in the Spotlight.*
2. *Health. FDA Announces Bottled Water Recall: More Than Half a Million Gallons Packaged Under 'Insanitary Conditions'.*
3. *ClassAction.org. Class Action Lawsuit Claims Mountain Valley Spring Water Contaminated with Carcinogens.*
4. *ClassAction.org. Poland Spring Lawsuit Says Water Bottles Contain Harmful Microplastics, Phthalates.*
5. *Saveri Law Firm. Nestlé Bottled Water Litigation.*
6. *Reuters. Nestle says French offices searched by authorities.*

8

A1R Water Disrupts the Status Quo with the Purest Water Formed from Air

A1R Water has No Groundwater Contamination and No Impact on Freshwater Aquifers

Traditional Water Sources

Springs:

THE MOUNTAIN VALLEY SPRING WATER · Poland Spring EST. 1845

Aquifers:

ACQUA PANNA · evian · FIJI WATER

Municipal (tap):

AQUAFINA · DASANI · GLACÉAU smartwater

40%
Water Supply Shortfall by 2035

$15.5B
Stranded due high levels pollution, and water scarcity(1)(2)

Atmospheric Water Generation will Drive the Next Generation of Scalable, Quality Water Production

Proprietary Multi-Stage Filtration Process…

✓ **Purifies** ✓ **Sanitizes** ✓ **Enriches**

…water with natural minerals as needed for diverse applications

✗ **Groundwater Contamination**

✗ **Depletion of Aquifers**

More Water Exists in the Atmosphere Than in All Rivers Combined(3): Air-to-Water Technology Unlocks a Scalable, Distributed Source

1. Global Freshwater Demand will Exceed Supply 40% by 2030, Experts Warn: https://www.weforum.org/stories/2023/03/global-freshwater-demand-will-exceed-supply-40-by-2030-experts-warn/#%3A~%3Atext%3DToday%2C%20the%20planet%20is%20facing%2Cas%20Down%20to%20Earth%20reported.
2. High and Dry: How Water Issues Are Stranding Assets: https://classic.cdp.net/en/research/global-reports/high-and-dry-how-water-issues-are-stranding-assets.
3. U.S. Geological Survey, How Much Water is There on Earth: https://www.usgs.gov/water-science-school/science/how-much-water-there-earth.

9

Fully Developed, Industry-Leading Technology

A1R Water's Proven Technology: Supplies Large Scale Bottling Facilities for Premium Atmospheric Water

- Regions / geographies worldwide
- 20-43°C temperatures (63-104°F)
- 25-100% relative humidity
- A simple power source (electric, fuel, solar, wind)


Still
Sparkling
16oz Aluminum
500ml & 1L Glass


1L Glass – Luxury Pack

Large-Scale Configurable Solutions

Bottling Facilities

- Cost-effective on-site canning and bottling facilities, complete with water treatment, automation, and mineralization
- Will produce ~100,000+ liters of water per day at South Florida bottling facility
- Reduces dependence on traditional water sources, large-scale water transportation, and single-use plastic
- Scalable, modular setup allows for a distributed manufacturing network



A1R Water is Building Large-Scale Bottling Plants in Florida with Co-Bottling Options to Scale Further

10

Unique Partnership with Southern Glazer's Wine & Spirits Provides Unique Advantage in Distribution

Southern Glazer's Wine & Spirits (SGWS)

- **The preeminent and largest distributor of wine, spirits, and non-alcoholic beverages in North America**
  - Serves **47** states, Canada, and the Caribbean
  - Makes **7.1M** deliveries annually to more than **250,000** customers[(1)]
- **Top 10** largest private company in the U.S.
- Equity investor in A1R Water, **the first equity stake SGWS has made in a beverage supplier**
- National Distribution Agreement to deliver and sell A1R Water products across local, regional, and national customers

Comprehensive Financial & Strategic Partnership

- Equity investor
- Successful history with A1R Water leadership
- Board representation
- Proprietary market data
- National Distribution Agreement
- Existing and sizable salesforce

Tapping into SGWS' Significant Capabilities and Network Accelerates A1R Water's Commercialization

1. Company Fact Sheet: https://newsroom.southernglazers.com/media-resources/fact-sheets/details/2024/Company-Fact-Sheet/default.aspx.

11

Official Water of the Miami HEAT NBA's first team to harness Air-to-Water technology • A1R Water is selling 16oz cans of still and sparkling water at Kaseya Center games, concerts, and shows • Launched co-branded cans with the Miami Heat 12 Sports Marketing Partnerships Are Accelerating A1R Water's Visibility Official Water of the Inter Miami CF MLS' first team to harness Air-to-Water technology • A1R Water is selling premium canned still and sparkling water at Miami Freedom Park, a 131-acre hub for world- class sports, entertainment, dining, and recreation, which includes Inter Miami's new stadium Strategic Partnerships Fueling Rapid, Scalable Market Expansion X X

($ in '000s, except per L figures) Low Case Base Case High Case Production Machines 54 54 54 Avg. Production per Machine (L / Day) 1,800 1,900 2,000 Uptime % 80% 85% 90% Total Annual Production (kL / Year) 28,382 31,832 35,478 Revenue Revenue per Liter $2.50 $2.63 $2.75 Annual Revenue $70,956 $83,558 $97,565 Gross Margins COGS / L $1.29 $1.17 $1.05 Annual COGS $36,535 $37,250 $37,365 Gross Profit $34,421 $46,308 $60,199 Gross Margin % 48.5% 55.4% 61.7% Facility Payback Period Facility CAPEX $20,000 $22,500 $25,000 Facility Payback Period 0.58 Years 0.49 Years 0.42 Years 13 Near-Term Roll-Out Expected to Scale Revenue at Industry-Leading Margins South Florida Facility Economics Act as a Profitable Blueprint for Expansion Across Multiple Facilities* Scaling to a Second Site in 2027, Replicating Proven, High-Return Facility Economics * Reflects Air Water management's estimates. Based on 1. current revenue per 16 Oz can; 2. 54 production units operating at uptimes ranging from 80% - 90%; 3. COGS includes co-packing, material, water production, and other costs.

Completed Date Target Acquiror Enterprise Value Revenue at Acquisition 5/19/2025 $2.0B ~$500M 4/1/2025 $1.8B ~$600M 1/15/2025 $5.2B ~$2.3B 1/5/2025 $1.7B ~$550M 11/8/2024 $5.0B ~$1.8B Completed Date Target Acquiror Enterprise Value Revenue at Acquisition 11/1/2021 $6.6B ~$1.4B 4/28/2020 $3.9B ~$1.3B 1/30/2018 $1.3B ~$1.7B 1/31/2017 $1.7B ~$230M Mean $3.2B ~$1.2B 14 Source: FactSet, Capital IQ, and Dealogic as of 4/2/2026. New and Growing Beverage Categories Frequently Exit for Billions EV / 2027E EBITDA: 11.3x EV / 2027E Revenue: 3.0x EV / 2027E EBITDA: 13.2x EV / 2027E Revenue: 3.4x Beverage / Bottled Water Water Infrastructure / Technology Public Comps Recent Exit Multiples

Opportunity to Expand from Consumer to Industrial Markets

A1R Fleet Presents Massive Growth Opportunities Across Consumer and Industrial Markets



A1R30	A1R100	A1R1000	A1R3000
Applications: Schools, offices, lobbies, common spaces	**Applications:** Resorts, airports, large events, campuses	**Applications:** High-traffic outdoor areas, shopping malls, campuses, bottling facilities, humanitarian	**Applications:** Distilleries, bottling facilities, manufacturers, government and military
~30 liters / day	~100 liters / day	~1,000 liters / day	~3,000 liters / day

15

16 Revised Deal Valuation of $200M Competitively Prices A1R Water for Investors and Positions it for Massive Upsize c Conservative deal valuation will position A1R Water stock at an attractive price for investors post de- SPAC, incentivizing continued investor support and ability for value creation Competitive Stock Post de-SPAC Provides A1R Water with sufficient capital to scale multiple facilities and ensure a sustainable, long-term growth trajectory Additional Capital to Drive Sustainable Growth A $200M deal valuation offers an attractive entry point into an opportunity potentially worth multiples in the coming years as demonstrated by recent acquisitions within the beverage industry Massive Upside Opportunity Deal earnouts further incentivize strong performance and align management objectives including growth, profitability, and share price performance with shareholder success Alignment through Earnout Structure Strategic Anchor Support from Inflection Point and Southern Glazer's $96.0M PIPE Further Upsized to Support Further Expansion & Establish A1R Water as an Industry Leader

Transaction Summary

Transaction Highlights

- A1R Water is valued at $200M pre-money equity value
- Combined company has secured $96M in committed capital, anchored by Inflection Point and Southern Glazer's
- Existing shareholders will roll 100% of interest and will retain at least ~30% of ownership at close[1]

Sources and Uses

Sources ($M)	
A1R Water Rollover Equity	$200.0
SPAC Trust[1]	261.3
PIPE[5]	96.0
Total Sources	**$557.3**

Uses ($M)	
Equity to A1R Water	$200.0
Cash to Balance Sheet[6]	337.3
Est. Transaction Expenses	20.0
Total Uses	**$557.3**

Illustrative Ownership at Close

($M except per share values)

Shareholder	Pro Forma Shares (M)	Ownership (%)
A1R Water Rollover[1]	20.0	29.6%
Inflection Point Public Shareholders[1][2]	28.7	42.3%
PIPE Investors[3]	9.8	14.4%
Inflection Point Sponsor[4]	9.2	13.7%
Total Pro Forma Shares Outstanding	**67.7**	**100.0%**
Trust Value Per Share[1]		**$10.00**
Pro Forma Equity Value		**$676.8**
(-) Pro Forma Cash on Balance Sheet		**($337.3)**
Pro Forma Enterprise Value		**$339.5**



13.7%
29.6%
14.4%
42.3%
A1R Water Shareholders
Inflection Point Public Shareholders
PIPE Shareholders
Inflection Point Sponsor

1. Assumes 0% redemptions. Total cash in trust as of 03/31/26. Trust value per share is the assumed value at merger and does not account for additional expected accrued interest on cash in trust, which would increase the trust value per share at closing. Business combination consideration to be calculated based on redemption price of public shares in connection with closing.
2. Includes shares underlying public rights issued in connection with Inflection Point IPO.
3. Based on initial $12.00 PIPE conversion price. Includes impact of OID on $50.0M prefunded component & assumes accrued dividends through 08/25/2026 for the pre-funded PIPE holders. Does not include the impact of warrants issued in connection with the PIPE.
4. Includes private placement shares and shares underlying private placement rights.
5. Total PIPE includes $50.0M of cash funded at announcement and $46.0M of cash funded at close.
6. Assumes no cash burn from announcement to close. $337.3M pro forma cash to balance sheet assumes: $96M PIPE from new and existing investors, up to $261.3M in cash held in SPAC trust, and $20M of transaction expenses.

17

Appendix

Supported by a Board with Extensive Industry Experience and SPAC Sponsor with a Track Record of Success

A1R water



Pete Carr
Chief Executive Officer, Air Water

Glazer's Beer & Beverage · Red Bull · BACARDI LIMITED · DIAGEO



Andrea Mollica
General Partner, Tau Capital

ROYAL GROUP · OliverWyman



Peter McDonough
Founder, McDonough Advisory

trait · P&G · DIAGEO · Gillette



Matthew Hurn
Executive Director, Mubadala

MUBADALA · مجلس الأعمال الإماراتي البريطاني UAE - UK Business Council · THEMIS



Jennifer Chaplin Tolkin
EVP, Managing Director, Campari

SOUTHERN GLAZER'S WINE & SPIRITS

INFLECTION POINT



Mike Blitzer
Founding Partner, Inflection Point

GOTHAM · J.P.Morgan



Kevin Shannon
Founding Partner, Inflection Point

BofA SECURITIES

Proven Track Record Taking Companies Public and Supporting them Post de-SPAC

INTUITIVE MACHINES	USA Rare Earth	MERLIN
(Feb-2023)	(Mar-2025)	(Mar-2026)
$27.58	**$19.95**	**$13.58**

Source: FactSet as of 4/17/2026.

19

20 Replenish water as it's consumed, meeting needs without waste or plastic bottles 5 Pull air from the atmosphere and HEPA filters clear out impurities Condense the air into water over cooling coils Purify, mineralize and sanitize the water, removing contaminants and enhancing taste and mineral profiles as needed Deliver clean, high-quality water on site, continuously recirculating for freshness and sanitation 4 A1R Water's Proprietary Revolutionary Technology 1 2 3 Engineered for demanding environments, A1R Water converts atmospheric humidity into high-quality drinking water A1R Water Air-to-Water System A1R Water adheres to international water standards to ensure quality and peace of mind – creating high-quality, pH balanced neutral drinking water with enriched mineral taste profiles and scalable potable water solutions

21 Differentiated by Design State-of-the-art filtration system 1 A1R Water System Architecture & Key Advantages Advanced Alpha Airflow system allows A1R Water to control factors that increase condensation efficiency and water production: temperature, humidity, and air flow Fully thermosealed heat exchange unit 2 Dual recirculation system to maintain water quality and prevent bacterial growth using filtration and UVC 3 Real-time water data dashboard to deliver insights on water production, energy use and environmental impact metrics 4 Remote diagnostics and automated checks ensuring peak performance and sustainability 5 Smart software to monitor and configure usage profiles, mineral levels, and taste profiles 6

Strong Consumer Feedback for A1R Water Brand

A1R Water is a Truly Unique Product in a Crowded Market

A1R Water is Innovative

Rated 8-10 on a 10-point scale



80%
Compared with cryptocurrency (66%) and Starbucks (54%)

A1R Water Description

New and Different

93%
New and Different


59%
34%
5%
Very New and Different
Somewhat New and Different
Neutral
Not Very New and Different
Not At All New and Different

Excitement and Positive Intrigue

" *It made me laugh at first… but I'm **eager to know more**, what are you talking about? What is the process? I've never heard this before."*

" *I'm super **interested** and **curious** about the process, I want to know the backstory of the brand."*

" *I love that they are using technology for **something good**. My biggest question is about the technology – how did they do this?"*

22

23 Risk Factors All references to the "company," "we," "us" or "our" refer to Air Water Ventures Holdings Limited and its consolidated entities prior to the Business Combination and refer to Air Water Ventures Limited, a Cayman Islands exempted company and its subsidiaries (including Air Water Ventures Holdings Limited) immediately following the consummation of the Business Combination. The risks presented below are non-exhaustive descriptions of certain of the general risks related to the business of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo, and such list is not exhaustive. The list below has been prepared solely for purposes of inclusion in this presentation and not for any other purpose. You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks presented by the Business Combination. Risks relating to the business of Air Water, the Business Combination and the business of PubCo will be disclosed in future documents filed or furnished by Air Water, Inflection Point or PubCo with the SEC, including the documents filed or furnished in connection with the Business Combination among Air Water, Inflection Point and PubCo. The risks presented in such filings will be consistent with SEC filings typically relating to a public company, including with respect to the business and securities of Air Water, Inflection Point and PubCo and the Business Combination among Air Water, Inflection Point and PubCo, and may differ significantly from, and be more extensive than, those presented below. Risks Related to Our Business and Our Industry • We may not be able to successfully expand our business into other geographic markets, and if we are not able to expand into new geographic markets efficiently, our business, financial condition and results of operations could be harmed. • We may in the future enter into long-term supply agreements that could result in insufficient inventory and negatively affect our results of operations. • Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand into new geographic markets which could adversely affect our growth, business, financial condition and results of operations. • Our long-term success depends, in part, on our ability to negotiate and enter into sales agreements with, and deliver our premium water products to, third party customers on commercially viable terms. There can be no assurance that we will be successful in securing such agreements. • Consumer preferences for our products are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected. • A reduction in consumer concerns about the environmental impact of plastic bottles and other packaging materials could result in reduced demand for our products and could harm our business. • Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition. • We are subject to risks associated with changing technology, product innovation, manufacturing techniques, operational flexibility and business continuity, which could place us at a competitive disadvantage. • We expect to incur research and development costs and devote resources to identifying and commercializing new products and services, which could reduce our profitability and may never result in revenue to us. • Our long-term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows. • We currently face and will continue to face significant competition from established companies with longer operating histories, customer incumbency advantages, access to and influence with governmental authorities, and more capital resources than we do. We could experience customers diverted to our competition, downward pricing pressures, and significant reductions to our revenue. • Mergers in our industry among our current or potential competitors may adversely affect our competitive position. • We have a history of losses and may not be able to achieve or maintain profitability in the future. • We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth. • If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer. • Our future performance is difficult to evaluate because we have a limited operating history. • Our financial results depend on successful marketing and sales of our premium packaged water products and project execution. Our business may be adversely affected by cost overruns, failure to meet customer schedules, failure of our subcontractors to fulfill their obligations to us, or other execution issues. • Damage to our reputation or brand image can adversely affect our business. • Our sales and profitability may be impacted by, and we may incur liabilities as a result of, warranty claims, product defects, recalls, improper use of our products, or our failure to meet performance guarantees or customer safety standards, or treat emerging contaminants. Risk Factors

24 Risks Related to Legal, Compliance and Regulations • The legal and regulatory environment in the jurisdictions in which we operate, changes thereto and our ability to comply with the same could negatively affect our results of operations, adversely affect demand for our products and services or result in litigation. • We conduct business in markets with high-risk legal compliance environments, which exposes us to increased legal and reputational risk. • Failure by suppliers or co-packers to comply with applicable laws and regulations, or with specifications and other requirements for our products, may adversely impact our business. • We are subject to environmental, health and safety laws and regulations, and labor laws in multiple jurisdictions, which impose substantial compliance requirements on our operations. Our operating costs could be significantly increased in order to comply with new or stricter regulatory standards imposed by any governmental agency in which we operate. • Delays in enactment or repeals of environmental laws and regulations may make our products, services, and solutions unnecessary or less economically beneficial to our customers, adversely affecting demand for our products, services, and solutions. • Our businesses require numerous permits, licenses, franchises and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or lengthy delays in obtaining them, could materially and adversely affect us. • Advertising inaccuracies and product mislabeling may have an adverse effect on our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings. • Failure to comply with laws and regulations applicable to our business can adversely affect our business. • Any failure by us to comply with the anti-corruption, anti-bribery, privacy/personal data, consumer protection, environmental and similar laws could result in legal penalties and fines, and/or negatively impact our reputation and results of operations. • Uncertainties in the interpretation and application of existing, new, and proposed tax laws and regulations could materially affect our tax obligations and effective tax rate. • As a private company, we have not been required to document and test our internal controls over financial reporting, nor has our management been required to certify the effectiveness of our internal controls and our auditors have not been required to opine on the effectiveness of our internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies, which could lead to errors in our financial reporting and adversely affect our business. • Increased scrutiny and changing expectations from investors regarding environmental, social and governance considerations may result in the decrease of the trading price of our securities. Economic and External Risks • The occurrence of significant events against which we may not be fully insured could have a material adverse effect on our business, financial condition and results of operations. • Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions. For example, a hurricane or tropical storm could cause major damage to our facilities, equipment and properties and adversely affect our supply chain and operations. • Inflation has increased our operating costs, and we expect to continue to experience inflationary conditions. • Unfavorable general economic and geopolitical conditions could adversely affect our business, financial condition and results of operations. • Turmoil in the banking industry may negatively impact our business, results of operations and financial condition. Risks Related to Intellectual Property and Technology • Our patent applications may not result in issued patents, and any issued patents may not provide adequate protection, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. • Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly. • We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual property rights of others, which may be time-consuming and would cause us to incur substantial costs. • Cyber-attacks or a failure in our information technology and data security infrastructure could adversely affect our business and operations. Risks Related to Our Projections • Our financial projections included in this presentation rely in large part upon assumptions and analyses developed by us. If these assumptions prove to be incorrect, our actual operating results may differ materially from the forecasted results. • Demand for our products may not grow or may grow at a slower rate than we anticipate. • The rapidly evolving and competitive nature of our industry makes it difficult to evaluate our future prospects. • If our estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited. Risks Related to Inflection Point and the Business Combination • Directors and officers of Inflection Point, the Sponsor and their affiliates have interests in the Business Combination and the proposals described in the proxy statement/prospectus that are different from, or in addition to and/or in conflict with, those of the Inflection Point shareholders generally. • The Sponsor, Inflection Point's directors and officers, and Cantor have agreed to vote in favor of the Business Combination, regardless of how Public Shareholders vote. • The ability of the Public Shareholders to exercise redemption rights with respect to a large number of the Public Shares could increase the probability that the Business Combination will be unsuccessful and that you would have to wait for liquidation in order to redeem your Public Shares. • The Sponsor, Inflection Point's or Air Water's directors, managers, officers, advisors and their affiliates may elect to purchase Public Shares or Rights, which may influence a vote on the Business Combination and reduce the public "float" of the Public Shares or Inflection Point Rights. • Past performance by Inflection Point's management team, advisors and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in PubCo. • Inflection Point cannot assure you that its diligence review has identified all material risks associated with the Business Combination, and you may be less protected as an investor from any material issues with respect to Air Water's business, including any material omissions or misstatements contained in the Registration Statement or the proxy statement/prospectus relating to the Business Combination, than an investor in an underwritten initial public offering. Risk Factors

25 Risks Related to Inflection Point and the Business Combination (Cont.) • Inflection Point and PubCo will not have any right to make indemnification claims against Air Water for the breach of any representation, warranty or pre-Closing covenant made by Air Water in the Business Combination Agreement. • Inflection Point's shareholders will experience dilution due to the issuance of PubCo Ordinary Shares and securities convertible into the PubCo Ordinary Shares to the equity holders of Air Water as consideration in the Business Combination and the issuance of securities in the Closing PIPE Investment. • Subsequent to the consummation of the Business Combination, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on PubCo's financial condition, results of operations and share price, which could cause you to lose some or all of your investment. • PubCo's actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in the proxy statement/prospectus. • If third parties bring claims against Inflection Point, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share. • Inflection Point's directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Shareholders. • Inflection Point may not have sufficient funds to satisfy indemnification claims of its directors and officers. • If, before distributing the proceeds in the Trust Account to the Public Shareholders, Inflection Point files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against Inflection Point that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Inflection Point's shareholders and the per-share amount that would otherwise be received by Inflection Point shareholders in connection with its liquidation may be reduced. • If, after Inflection Point distributes the proceeds in the Trust Account to its Public Shareholders, it files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the Inflection Point Board may be viewed as having breached their fiduciary duties to Inflection Point's creditors, thereby exposing the members of the Inflection Point Board and Inflection Point to claims of punitive damages. • If Inflection Point is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for Inflection Point to complete the Business Combination or another initial business combination or force it to abandon its efforts to complete an initial business combination. • To mitigate the risk that Inflection Point might be deemed to be an investment company for purposes of the Investment Company Act, it may, at any time, instruct the trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in cash until the earlier of the consummation of Inflection Point's initial business combination or its liquidation. As a result, following the liquidation of securities in the Trust Account, the interest earned on the funds held in the Trust Account may be materially reduced, which would reduce the dollar amount our Public Shareholders would receive upon any redemption or liquidation of Inflection Point. • Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Inflection Point's business, including its ability to complete the Business Combination, and results of operations. • Inflection Point may not be able to complete the Business Combination, or another initial business combination, since such initial business combination may be subject to regulatory review and approval requirements, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States ("CFIUS"), or may be ultimately prohibited. • Inflection Point's shareholders may be held liable for claims by third parties against Inflection Point to the extent of distributions received by them upon redemption of their shares. • Inflection Point's Letter Agreement with the Sponsor and Inflection Point's officers and directors may be amended without shareholder approval. • If you or a "group" of shareholders are deemed to hold in excess of 15% of the then-issued Public Shares, you may lose the ability to redeem all such shares in excess of 15% of the then-issued Public Shares. • You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your Public Shares or Inflection Point Rights, potentially at a loss. • A Public Shareholder's decision whether to redeem its shares for a pro rata portion of the Trust Account may not put such shareholder in a better future economic position. • Shareholders who acquired Public Shares in the IPO will have their ownership interests diluted to the extent of the difference between the initial public offering price of $10.00 per Public Share sold in the IPO and the net tangible book value per share at the time of the Business Combination. • The Inflection Point Board has not requested, and does not anticipate requesting, an updated opinion from its financial advisor reflecting changes in circumstances that may have occurred since the signing of the Business Combination Agreement. • Inflection Point may issue notes or other debt securities, or otherwise incur substantial debt, to complete the Business Combination, subject to Air Water's consent, which may adversely affect its leverage and financial condition and thus negatively impact the value of shareholders' investment. • In order to effectuate an initial business combination, SPACs have, in the recent past, amended various provisions of their charters and other governing instruments. Inflection Point cannot assure you that it will not seek to amend the Inflection Point Organizational Documents or governing instruments in a manner that will make it easier for us to complete the Business Combination that its shareholders may not support. • Inflection Point and Air Water will incur significant transaction and transition costs in connection with the Business Combination. • Inflection Point's officers and directors may negotiate employment and consulting agreements with PubCo. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is the most advantageous. • Members of Inflection Point's management team and board of directors have significant experience as board members, officers or executives of other companies. As a result, certain of those persons have been, may be, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may in the future be, affiliated. This may have an adverse effect on Inflection Point, which may impede its ability to consummate the Business Combination. • Members of Inflection Point's management team and affiliated companies may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to Inflection Point's business. • If a Public Shareholder fails to comply with the procedures for submitting or tendering its Public Shares, such Public Shares may not be redeemed. • If Inflection Point is unable to consummate the Business Combination or another initial business combination by the date required in the Inflection Point Organizational Documents, the Public Shareholders may be forced to wait beyond such date before redemption from the Trust Account. • The completion of the Business Combination is subject to certain closing conditions, including satisfaction of all closing conditions in the Business Combination Agreement, and any such conditions may not be satisfied on a timely basis, if at all. • The exercise of Inflection Point's management's discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the Inflection Point shareholders' best interest. • Inflection Point may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed. • Nasdaq may delist the Public Shares from trading on its exchange, which could limit investors' ability to make transactions in Inflection Point's securities and subject Inflection Point to additional trading restrictions. • If the Adjournment Proposal is not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Business Combination Proposal, the chairman of the Inflection Point Board will not have the ability to adjourn the extraordinary general meeting to a later date in circumstances where such adjournment is necessary to permit the Business Combination to be approved. • Upon consummation of the Business Combination, the rights and obligations of a PubCo shareholder may differ from the rights and obligations of Inflection Point Shareholders under the Inflection Point Organizational Documents. Risk Factors

26 Risks Related to U.S. Federal Income Taxation • If the Second Merger does not qualify as a reorganization under Section 368 of the Code, holders of the Company Ordinary Shares may recognize taxable gain as a result of the exchange of Company Ordinary Shares for PubCo Ordinary Shares, and may be required to pay additional U.S. federal income taxes, in the taxable year in which the transactions occur. • If the Second Merger does not qualify as a reorganization under Section 368 of the Code, holders of Company Warrants may recognize taxable gain as a result of the Second Merger, and may be required to pay additional U.S. federal income taxes, in the taxable year in which the transactions occur. • If the First Merger does not qualify as a reorganization under Section 368 of the Code, holders of Inflection Point Class A Ordinary Shares may recognize taxable gain as a result of the exchange of Inflection Point Class A Ordinary Shares for PubCo Ordinary Shares, and may be required to pay additional U.S. federal income taxes, in the taxable year in which the transactions occur. • Inflection Point/PubCo may be or may become a passive foreign investment company ("PFIC"), which could result in adverse U.S. federal income tax consequences to U.S. Holders. Risks Related to Being a Public Company • There can be no assurance that PubCo Ordinary Shares will be approved for listing on Nasdaq or any other national securities exchange, or that PubCo will be able to comply with the continued listing standards of the Nasdaq or any other national securities exchange. • PubCo will be an emerging growth company, and PubCo cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make the PubCo Ordinary Shares less attractive to investors. • PubCo will be a foreign private issuer within the meaning of the rules under the Exchange Act, and as such it will be exempt from certain provisions applicable to domestic public companies in the United States. • As a foreign private issuer, and as permitted by the listing requirements of Nasdaq, PubCo will have the option to follow certain home country governance practices rather than the corporate governance requirements of Nasdaq. • PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. • The requirements of being a public company may strain PubCo's resources, divert PubCo management's attention and affect PubCo's ability to attract and retain qualified board members. • Air Water's executive officers and directors will continue to exercise significant control over PubCo after the Business Combination, which will limit your ability to influence corporate matters and could delay or prevent a change in control. PubCo's failure to maintain adequate financial, information technology and management processes and controls could impair its ability to comply with the financial reporting and internal controls requirements for publicly traded companies, which could lead to errors in our financial reporting and adversely affect its business. Risks Related to PubCo Securities • Because each of Inflection Point and PubCo are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited. • The PubCo A&R Articles that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of the ordinary shares of PubCo. • PubCo A&R Articles provide that the courts of the Cayman Islands will be the exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders' ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees. • Future resales of PubCo Ordinary Shares issued to Company Shareholders and other significant shareholders may cause the market price of the PubCo Ordinary Shares to drop significantly, even if PubCo's business is doing well. • The future exercise of registration rights may adversely affect the market price of PubCo's Ordinary Shares. • The market price of PubCo Ordinary Shares may be volatile, and you may lose all or part of your investment. • An active trading market for the PubCo Ordinary Shares may not be sustained to provide adequate liquidity. • PubCo does not expect to pay any dividends in the foreseeable future. • If securities or industry analysts do not publish research or reports about PubCo's business, or if they issue an adverse or misleading opinion regarding PubCo Ordinary Shares, the market price and trading volume of PubCo Ordinary Shares could decline. • PubCo Series A Investor Warrants will become exercisable for PubCo Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders. • Even if the Business Combination is consummated, the PubCo Series A Investor Warrants may never be in the money, and they may expire worthless. • A significant portion of PubCo's total outstanding PubCo Ordinary Shares will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of PubCo Ordinary Shares to drop significantly, even if PubCo's business is doing well. • Recent market volatility could impact the share price and trading volume of PubCo's Ordinary Shares. Risk Factors